GENERAL  OFFICE: 155 East 21st Street/P.O. Box 4667/Jacksonville,
Florida 32201/ (904) 355-1781
FLORIDA  ROCK  INDUSTRIES  INC Mining, Ready  Mix  Concrete,  and
Construction Products



                                               December 27, 2006

Dear Shareholder:

      I am pleased to invite you to attend our Annual Meeting of Shareholders, which will be held on Wednesday, February 7, 2007, at 9 a.m. at our offices at 155 East 21st Street, Jacksonville, Florida.

     Details regarding the business to be conducted at the meeting are described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. At the meeting, I will report on the Company's operations and plans. We also will leave time for your questions.

      We hope that you are able to attend the meeting. Whether or not you plan to attend, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly vote and submit your proxy by signing, dating and returning the enclosed proxy card in the enclosed envelope.

       Thank  you  for  your  ongoing  support  of  Florida  Rock
Industries, Inc.

                                   Sincerely,


                                   /s/ John D. Baker II

                                   John D. Baker II
                                   President  and Chief Executive
                                  Officer

               2007 Annual Meeting of Shareholders

          Notice of Annual Meeting and Proxy Statement

                        TABLE OF CONTENTS

Notice of Annual Meeting of Shareholders                  ii
Proxy Statement                                            1
Corporate Governance                                       5
Board Structure and Committee Membership                   8
Director Nomination Process                               11
Non-Employee Director Compensation                        14
Proposal No. 1 - Election of Directors                    16
Proposal  No.  2 - Ratification of Independent Registered
 Public Accounting Firm                                   18
Shareholder Return Performance                            20
Compensation Discussion and Analysis                      21
Compensation Committee Report                             39
Executive Compensation                                    39
Certain Relationships and Related Party Transactions      44
Common Stock Ownership of Certain Beneficial Owners       46
Common Stock Ownership by Directors and Executive Officers47
Audit Committee Report                                    48
Additional Information                                    49
Annex A - Standards of Board Independence                 51

                  FLORIDA ROCK INDUSTRIES, INC.
        155 East 21st Street, Jacksonville, Florida 32206


                            NOTICE OF
                 ANNUAL MEETING OF SHAREHOLDERS


TIME AND DATE               9:00 a.m.
                            Wednesday, February 7, 2007

PLACE                       155 East 21st Street
                            Jacksonville, Florida

ITEMS OF BUSINESS           * To elect four directors for  a  3
                              year term.
                            * To  ratify  the Audit Committee's
                            selection    of    the    Independent
                            Registered Public Accounting Firm.
                            ?   To  address  any  other  business
                            that  may  properly come  before  the
                            meeting or any adjournment.

RECORD DATE                 You  are entitled to vote if you were
                            a  shareholder of record at the close
                            of  business on Monday, December  11,
                            2006.

ANNUAL REPORT               Our  2006 Annual Report, which is not
                            part    of   the   proxy   soliciting
                            materials, is enclosed.

PROXY VOTING                Please  submit  a proxy  as  soon  as
                            possible so that your shares  can  be
                            voted  at  the meeting in  accordance
                            with  your instructions.  If you  are
                            a   shareholder  of  record  and  you
                            attend  the meeting, you may withdraw
                            your proxy and vote in person.

                            BY ORDER OF THE BOARD OF DIRECTORS

                            Barbara C. Johnston
                            Secretary


This Proxy Statement and Proxy Card are being distributed on or about December 27, 2006.

                  FLORIDA ROCK INDUSTRIES, INC.
                       155 E. 21st Street
                   Jacksonville, Florida 32206


                         PROXY STATEMENT
           FOR THE 2007 ANNUAL MEETING OF SHAREHOLDERS
_________________________________________________________________

     The Board of Directors (the "Board") of Florida Rock Industries, Inc. is soliciting proxies for the Annual Meeting of Shareholders. You are receiving a proxy statement because you own shares of Florida Rock common stock that entitle you to vote at the meeting. By use of a proxy, you can vote whether or not you attend the meeting. The proxy statement describes the matters we would like you to vote on and provides information on those matters so you can make an informed decision.

     This proxy statement includes information relating to the proposals to be voted on at the meeting, the voting process, compensation of our directors and most highly paid officers, and other required information.

      In this proxy statement, unless otherwise indicated, the words "the Company," "Florida Rock," "we," "our" and "us" refer to Florida Rock Industries, Inc.

Purpose of the Annual Meeting

      The purpose of the Annual Meeting is to elect directors, to
ratify   the  Audit  Committee's  selection  of  the  independent
registered public accounting firm and to transact such other business as may properly come before the Annual Meeting.

Annual Meeting Admission

     You are invited to attend the meeting in person. The meeting will be held at 9:00 a.m. on Wednesday, February 7, 2007 at our offices at 155 East 21st Street, Jacksonville, Florida.

      No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual
Meeting.

Quorum

      A majority of the outstanding shares of our common stock must be represented in person or by proxy at the meeting to establish a quorum. Both abstentions and broker non-votes are counted as present for determining the presence of a quorum.
Broker   non-votes  occur  when  you  fail  to   provide   voting
instructions for shares you hold in "street name." In that case,your broker may be authorized to vote your shares on routine items but is prohibited from voting your shares on other matters. The "non-votes" on those other matters are known as "broker non-votes."

Shareholders Entitled to Vote

      Each share of our common stock outstanding as of the close of business on December 11, 2006, the record date, is entitled to one vote at the Annual Meeting on each matter properly brought before the meeting. As of that date, there were 65,809,776 shares of common stock issued and outstanding. This number does not include treasury shares, which are not entitled to be voted at the meeting.

      Most Florida Rock shareholders hold their shares through a stockbroker, bank, trustee, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially:

     * SHAREHOLDER OF RECORD - If your shares are registered directly in your name with Florida Rock's Transfer Agent, American Stock Transfer & Trust Company, you are the record shareholder of those shares and these proxy materials are being sent directly to you by Florida Rock. As the shareholder of record, you have the right to grant your voting proxy directly to Florida Rock or to vote in person at the meeting.

     * BENEFICIAL OWNER - If your shares are held in a stock brokerage account, by a bank, trustee, or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your broker, trustee, or nominee who is considered the record shareholder of those shares. As the beneficial owner, you have the right to direct your broker, trustee or nominee on how to vote and are also invited to attend the meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the meeting. Your broker, trustee, or nominee is obligated to provide you with a voting instruction card for you to use.

     * PROFIT SHARING PLANS - If your shares are held in your account in the Florida Rock Industries, Inc. Profit Sharing and Deferred Earnings Plan or the Arundel Corporation Profit Sharing and Deferred Earnings Plan (collectively, the "Profit Sharing Plan"), you are considered the beneficial owner of those shares and the trustee of the Profit Sharing Plan (or its nominee) is the shareholder of record. Participants in the Profit Sharing Plan may direct the trustee how to vote the shares allocated to their account by following the voting instructions contained on the proxy card. If voting instructions are not received for shares in the Profit Sharing Plan, those shares will be voted in the same proportion as the shares in the Profit Sharing Plan for which voting instructions are received.

Proposals  You  Are  Asked  to Vote On  and  the  Board's  Voting
Recommendations

      The following proposals are scheduled to be voted on at the
meeting.   Our  Board  recommends that you vote  your  shares  as
indicated below.

           Proposal:                    The Board's Voting
                                         Recommendation:

1. The   Election  of  Four                    "FOR"
Director Nominees                   Each nominee to the Board

2. Ratification of Independent                 "FOR"
Registered Public Accounting Firm  Ratification of the Independent
                                    Registered Public Accounting
                                               Firm

      Other than the proposals described in this proxy statement, the Board is not aware of any other matters to be presented for a vote at the Annual Meeting. If you grant a proxy, any of the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If any of our nominees is unavailable as a candidate for director, the proxy holders will vote your proxy for another candidate or candidates as may be nominated by the Board.

Required Vote

     The nominees for election as directors at the Annual Meeting will be elected by a plurality of the votes cast at the meeting. This means that the director nominee with the most votes for a particular slot is elected for that slot. Votes withheld from one or more director nominees will have no effect on the election of any director from whom votes are withheld.

     The approval of each other proposal requires the affirmative "FOR" vote of a majority of those shares present in person or represented by proxy at the meeting and entitled to vote on the matter. If you are a beneficial owner and do not provide the shareholder of record with voting instructions, your shares may constitute broker non-votes, as described in the section above entitled Quorum. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes will not be included in vote totals and will have no effect on the outcome of any vote.

Voting Methods

      If you hold shares directly as the shareholder of record, you may vote by granting a proxy or, if you hold shares beneficially in street name, by submitting voting instructions to your broker or nominee. If you own shares beneficially as a participant in the Profit Sharing Plan, you may vote by submitting voting instructions to the trustee. Please refer to the summary instructions included on your proxy card or, for shares held in street name, the voting instructions card provided by your broker or nominee.

Changing Your Vote

      You may change your proxy instructions at any time prior to the vote at the Annual Meeting. For shares held directly in your name, you may accomplish this by granting a new proxy or by voting in person at the Annual Meeting. For shares held beneficially by you, you may change your vote by submitting new voting instructions to your broker or nominee.

Counting the Vote

      In the election of directors, you may vote "FOR" all of the nominees or your vote may be "WITHHELD" from one or more of the nominees. With respect to each other proposal, you may vote "FOR," "AGAINST," or "ABSTAIN." If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board. Shares held in your account in the Profit Sharing Plan will be voted by the trustee as described in Shareholders Entitled to Vote on page 2.

Results of the Vote

      We will announce preliminary voting results at the meeting and publish final results in our Quarterly Report on Form 10-Q for the quarter ending March 31, 2007.

Delivery of Proxy Materials

      Securities and Exchange Commission rules now allow us to deliver a single copy of an annual report and proxy statement to any household at which two or more shareholders reside, if we believe the shareholders are members of the same family. This rule benefits both you and the Company. We believe it eliminates irritating duplicate mailings that shareholders living at the same address receive and it reduces our printing and mailing costs. This rule applies to any annual reports, proxy statements, proxy statements combined with a prospectus, or information statements. Each shareholder will continue to receive a separate proxy card or voting instruction card.

      Your household may have received a single set of proxy materials this year. If you prefer to receive your own copy now or in future years, please request a duplicate set by contacting John D. Milton, Jr. at (904) 355-1781 or by mail at 155 East 21st Street, Jacksonville, Florida 32206-2104.

      If a broker or other nominee holds your shares, you may continue to receive some duplicate mailings. Certain brokers will eliminate duplicate account mailings by allowing shareholders to consent to such elimination, or through implied consent if a shareholder does not request continuation of duplicate mailings. Since not all brokers and nominees may offer shareholders the opportunity this year to eliminate duplicate mailings, you may need to contact your broker or nominee directly to discontinue duplicate mailings from your broker to your household.

List of Shareholders

      The names of shareholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting for any purpose germane to the meeting. The list also will be available between the hours of 9:00 a.m. and 4:30 p.m., at our principal executive offices at 155 East 21st Street, Jacksonville, Florida, by contacting Barbara C. Johnston, our Corporate Secretary.

Cost of Proxy Solicitation

     Florida Rock will pay for the cost of preparing, assembling, printing, mailing, and distributing these proxy materials. In addition to mailing these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by our directors, officers, and employees, who do not receive any additional compensation for these solicitation activities. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to beneficial owners of stock.

Transfer Agent

      Our Transfer Agent is American Stock Transfer & Trust Company. All communications concerning record shareholder accounts, including address changes, name changes, common stock transfer requirements, and similar issues can be handled by contacting our Transfer Agent at 1-800-937-5449, or in writing at 59 Maiden Lane, Plaza Level, New York, NY 10038.

                      CORPORATE GOVERNANCE

     Our business, property and affairs are managed under the direction of our Board of Directors. Members of our Board are kept informed of our business through discussions with our Chairman and Chief Executive Officer and other officers, by reviewing materials provided to them, by visiting our offices and plants and by participating in meetings of the Board and its Committees. The Board of Directors is committed to good business practices, transparency in financial reporting and the highest level of corporate governance.

Corporate Governance Guidelines

     The Board has adopted Corporate Governance Guidelines that, along with the charters of the Board committees, provide the
framework  for  the  governance  of  the  Company.  The   Board's
Corporate Governance and Nominating Committee is responsible for overseeing and reviewing the Guidelines at least annually, and recommending any proposed changes to the Board for approval. The Corporate Governance Guidelines are available on our Web site at www.flarock.com under Investor Relations - Corporate Governance Documents.

Executive Sessions of Independent Directors

      Independent directors regularly meet in executive sessions without management and may select a director to facilitate the meeting. During the 2006 fiscal year, Mr. Carpenter presided at executive sessions of the independent directors.

Communication with Directors

      Shareholders may communicate with the Independent Directors or Chairs of our Audit, Compensation and Corporate Governance and Nominating Committees on board-related issues by writing to the Committee Chairs or to the outside directors as a group c/o Barbara C. Johnston, Corporate Secretary at Florida Rock Industries, Inc., 155 E. 21st Street, Jacksonville, Florida 32206. The envelope should clearly indicate the person or persons to whom the Corporate Secretary should forward the communication.

     Communications will be distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. The
Board of Directors has directed that certain items that are unrelated to the duties and responsibilities of the Board should be excluded, such as:

          *    spam
          *    junk mail and mass mailings
          *    product inquiries and suggestions
          *    resumes and other forms of job inquiries
          *    surveys
          *    business solicitations or advertisements.

In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any outside director upon request.

Standards of Board Independence

      Pursuant to New York Stock Exchange listing standards, our Board of Directors has adopted a formal set of categorical
Standards of Board Independence. In accordance with these Standards, a Director must be determined to have no material relationship with the Company other than as a Director. The Standards specify the criteria by which the independence of our Directors will be determined, including strict guidelines for Directors and their immediate families with respect to past employment or affiliation with Florida Rock or its independent registered public accounting firm.

      The Standards also prohibit Audit Committee members from having any direct or indirect financial relationship with Florida Rock, and restrict both commercial and not-for-profit relationships of all Directors with Florida Rock. Directors may not be given personal loans or extensions of credit by Florida Rock, and all Directors are required to deal at arm's length with Florida Rock and its subsidiaries and to disclose any circumstance that might be perceived as a conflict of interest.

     The Standards of Board Independence meet and in some areas exceed the listing standards of the New York Stock Exchange. The
Board's Standards of Board Independence are attached to this proxy statement as Annex A.

      In accordance with these Standards, the Board undertook its annual review of the independence of its Directors. During this review, the Board considered transactions and relationships between each Director or any member of his or her immediate family and Florida Rock (and its subsidiaries and affiliates). The Board also considered whether there were any transactions or relationships between Directors or any member of their immediate family (or any entity of which a Director or an immediate family member is an executive officer, general partner or significant equity holder). As provided in the Standards of Board Independence, the purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that the Director is independent.

      As a result of this review, the Board affirmatively determined that the following Directors are independent of the Company and its management under the standards set forth in the Standards of Board Independence:

          A. R. Carpenter               William P. Foley II
          Robert P. Crozer              Francis X. Knott
          John A. Delaney               William H. Walton III
          J. Dix Druce, Jr.

     In making these determinations, the Board considered that in the ordinary course of business, transactions may occur between Florida Rock and other companies at which some of our Directors are or have been officers. In each case, the amount of transactions from these companies in each of the last three years did not approach the thresholds set forth in the Standards of Board Independence. The Board also considered charitable contributions to not-for-profit organizations of which our Directors or immediate family members are executive officers, none of which approached the levels set forth in our Standards of Board Independence.

Director Attendance at Annual Meeting of Shareholders

      The Company's policy is that our Directors are expected to attend the Annual Meeting of Shareholders unless extenuating circumstances prevent them from attending. All of our then serving Directors attended last year's Annual Meeting of Shareholders.

Business Conduct Policies

      We  believe  that operating with honesty and integrity  has earned  us  trust  from  our customers,  credibility  within  our communities, and dedication from our employees. Our senior executive and financial officers are bound by our Financial Code of Ethical Conduct. In addition, our directors, officers and employees are required to abide by our Code of Business Conduct and Ethics to ensure that our business is conducted in a consistently legal and ethical manner. Our Code of Business Conduct and Ethics covers many topics, including conflicts of interest, confidentiality, fair dealing, protection and proper use of the Company's assets and compliance with laws, rules and regulations.

      Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of these policies. The Audit Committee has adopted procedures to receive, retain, and treat complaints received regarding accounting, internal accounting controls or auditing matters, and to allow for the confidential and anonymous submission by
employees  of  concerns  regarding  questionable  accounting   or
auditing matters.

      The  Financial  Code of Ethical Conduct  and  the  Code  of
Business Conduct and Ethics are available on our Web site at www.flarock.com under Investor Relations - Corporate Governance
Documents.

            BOARD STRUCTURE AND COMMITTEE MEMBERSHIP

      The Board is divided into three classes serving staggered three-year terms. The Board has twelve Directors and the following four committees: the Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee, and the Executive Committee. The membership during fiscal 2006 and the function of each Committee are described below.

      During fiscal 2006, the Board of Directors held five meetings. The Audit Committee held nine meetings during fiscal 2006; the Compensation Committee held four meetings during fiscal 2006; and the Corporate Governance and Nominating Committee held one meeting during fiscal 2006. The Executive Committee held no formal meetings during fiscal 2006 but acted on various resolutions by unanimous written consents. All of our directors attended at least 75% of the meetings of the Board and all committees on which the Director served.

      The following chart shows the composition of the committees of the Board of Directors and the number of meetings held by each committee during fiscal year 2006. Except for the Executive Committee, each of the committees of the Board is composed exclusively of independent directors.

                                         Corporate
                                        Governance
                                            and
    Director     Audit   Compensation   Nominating    Executive
    -------      -----   ------------   ----------    ---------
Edward L. Baker                                           X*
John D. Baker II                                          X
A.R. Carpenter     X                         X*
Robert P. Crozer                             X
John A. Delaney    X
J. Dix Druce Jr.   X*                        X
Luke E.
  Fichthorn III
William P. Foley II            X
Francis X. Knott               X*
John D. Milton Jr.                                         X
William H. Walton III          X
Fiscal 2006
  Meetings          9          4              1            0

     X - Committee Member               * -- Committee Chair

Audit Committee

      The Audit Committee assists the Board in its oversight of the integrity of the Company's financial statements, compliance with legal and regulatory requirements, the qualifications, independence, and performance of the Company's independent auditor, and the performance of the Company's internal auditing department. In addition, the Audit Committee:

     * Reviews the annual audited and quarterly consolidated financial statements;

     * Reviews the Company's financial reporting process and disclosure and internal controls and procedures, including major issues regarding accounting principles and financial statement presentation, and critical accounting policies to be used in the consolidated financial statements;

     *    Reviews earnings press releases prior to issuance;

     * Appoints, oversees, and approves compensation of the independent auditor;

     * Reviews with the independent auditor the scope of the annual audit, including fees and staffing, and approves all audit and permitted non-audit services provided by the independent auditor;

     * Reviews findings and recommendations of the independent auditor and management's response to the recommendations of the independent auditor; and

     * Discusses policies with respect to risk assessment and risk management, the Company's major risk exposures, and the steps management has taken to monitor and mitigate such exposures.

     The Board of Directors has determined that all Audit Committee members are independent and financially literate and that the Chair of the Committee, J. Dix Druce, Jr., has financial management expertise under the New York Stock Exchange listing standards and qualifies as an "audit committee financial expert" within the meaning of the rules of the Securities and Exchange Commission. The charter of the Audit Committee is available at www.flarock.com under Investor Relations - Corporate Governance Documents.

Compensation Committee

     The primary functions of the Compensation Committee are to review and refine our executive compensation philosophy and guiding principles to reflect Florida Rock's mission, values and long-term strategic objectives and to adopt and administer executive compensation programs in a manner that furthers the interests of our shareholders. The role of the Compensation
Committee is described in greater detail under the section entitled "Compensation Discussion and Analysis." The charter of the Compensation Committee is available at www.flarock.com under Investor Relations - Corporate Governance Documents.

     William P. Foley, II, Francis X. Knott and William H. Walton III served as members of the Compensation Committee during the 2006 fiscal year. Mr. Knott, the Chairman of the Compensation Committee, served as a Vice President of Florida Rock from 1988 to 1991. Subject to that exception, none of the members of the Compensation Committee (i) was an officer or employee of the Company or any of its subsidiaries during the fiscal year, or
(ii) had any relationship requiring disclosure by the Company under the rules of the Securities and Exchange Commission requiring disclosure of certain relationships and related party transactions. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

Corporate Governance and Nominating Committee

     Under  its Charter, the principal functions of the Corporate
Governance   and  Nominating  Committee  are  to   (1)   identify
individuals who are qualified to serve on the

Company's Board  of
Directors, (2) recommend for selection by the Board of Directors the director nominees for the next annual meeting of the shareholders or at any such time that there is a vacancy on the Board of Directors, (3) develop and recommend to the Board of Directors corporate governance guidelines with respect to the Company, and (4) oversee the evaluation of the Board and management of the Company. In addition, the Corporate Governance and Nominating Committee:

     *    Establishes criteria for Board membership;

     * Recommends to the Board directors to serve on other Board committees, monitors the functions of such committees and makes recommendations to the Board regarding the functions of such other committees;

     * Reviews and recommends changes to the Company's Corporate Governance Guidelines, Financial Code of Ethical Conduct and Code of Business Conduct and Ethics;

     * Reviews and approves all transactions between the Company and any related person that are required to be disclosed under the rules of the Securities and Exchange Commission; and

     * Considers all requests by any Director or executive officer for waivers of the Company's Financial Code of Ethical
          Conduct or Code of Business Conduct and Ethics.

     The  charter  of  the  Corporate Governance  and  Nominating
Committee   is   available  at  www.flarock.com  under   Investor
Relations - Corporate Governance Documents.

Executive Committee

      Edward  L. Baker, John D. Baker II and John D. Milton,  Jr.
comprise the Executive Committee. To the extent permitted by law, the Executive Committee exercises the powers of the Board between meetings of the Board of Directors.

                   DIRECTOR NOMINATION PROCESS

Role of the Corporate Governance and Nominating Committee

       The Corporate Governance and Nominating Committee ("Committee") identifies individuals whom the Committee believes are qualified to become Board members in accordance with the Director Qualification Standards set forth below, and recommends selected individuals to the Board for nomination to stand for election at the next meeting of shareholders of the Company at which directors will be elected. In the event there is a vacancy on the Board between meetings of shareholders, the Committee identifies individuals whom the Committee believes are qualified
to   become  Board  members  in
accordance  with  the   Director
Qualification Standards, and recommends one or more of such individuals for appointment to the Board.

Nominees Proposed by Shareholders for Consideration by the Committee

      The Committee will consider properly submitted shareholder nominees for candidates for membership on the Board of Directors. Shareholders proposing individuals for consideration by the Committee must include at least the following information about the proposed nominee: the proposed nominee's name, age, business or residence address, principal occupation or employment, and whether such person has given written consent to being named in the proxy statement as a nominee and to serving as a director if elected. Shareholders should send the required information about the nominee to:

                       Corporate Secretary
                  Florida Rock Industries, Inc.
                      155 East 21st Street
                   Jacksonville, Florida 32206

      In order for an individual proposed by a shareholder to be considered by the Committee for recommendation as a Board nominee for the Annual Meeting of Shareholders to be held in early 2008, the Corporate Secretary must receive the proposal no later than 5 p.m. Eastern Time on September 30, 2007. Such proposals must be sent via registered, certified or express mail. The Corporate Secretary will send properly submitted shareholder proposed nominations to the Committee Chair for consideration at a future Committee meeting. Individuals proposed by shareholders in accordance with these procedures will receive the same consideration that individuals identified to the Committee through other means receive.

Nominations by Shareholders at the Annual Meeting

     The Company's Articles of Incorporation provide that only persons who are nominated in accordance with the procedures set forth in the Articles of Incorporation shall be eligible for election as directors by the shareholders. Under the Articles of Incorporation, directors may be nominated, at a meeting of shareholders at which directors are being elected, by (1) the Board of Directors or any committee or person authorized or appointed by the Board of Directors, or (2) by any shareholder who is entitled to vote for the election of directors at the
meeting  and who complies with certain notice procedures.   These
notice procedures require that the nominating shareholder make the nomination by timely notice in writing to the Secretary of the Company. To be timely, the notice must be received at the principal executive offices of the Company not less than forty
(40)  days  prior to the meeting except that, if less than  fifty
(50) days' notice or prior public disclosure of the date of the meeting is given to shareholders, the notice must be received no later than ten (10) days after the notice of the date of the
meeting  was  mailed  or such public disclosure  was  made.   The
notice must contain certain prescribed information about the proponent and each nominee, including such information about each nominee as would have been required to be included in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission had such nominee been nominated by the Board of Directors.

Director Qualification Standards

    The   Corporate  Governance  and  Nominating  Committee   has
established  the  following  standards  and  qualifications   for
members of the Board of Directors:

     * Each Director shall at all times represent the interests of the shareholders of the Company.

     * Each Director shall at all times exhibit high standards of integrity, commitment and independence of thought and judgment.

     * Each Director shall dedicate sufficient time, energy and attention to ensure the diligent performance of his or her duties, including by attending shareholder meetings and meetings of the Board and Committees of which he or she is a member, and by reviewing in advance all meeting materials.

     * The Board shall meet the applicable standards of independence from the Company and its management.

     * The Board shall encompass a range of talent, skill and expertise sufficient to provide sound and prudent guidance with respect to all of the Company's operations and interests.

    The Corporate Governance Guidelines establish a retirement policy at age 70 (or the expiration of their term after their 70th birthday) for directors who joined the Board after 1986.

Identification, Evaluation and Selection of Nominees

      The Committee periodically reviews the appropriate size and composition of the Board and anticipates future vacancies and needs of the Board. In the event the Committee recommends an increase in the size of the Board or a vacancy occurs, the Committee considers qualified nominees from several sources, which may include current Board members, a director search firm, and nominees recommended by shareholders and other persons.

     The Committee may from time to time retain a director search firm to help the Committee identify qualified director nominees for consideration by the Committee.

      The Committee evaluates qualified director nominees at regular or special Committee meetings against the current Director Qualification Standards described above and reviews qualified director nominees with the Board. The Committee and the Chairman of the Board interview candidates who meet the Director Qualification Standards, and the Committee selects nominees who best suit the Board's current needs and recommends one or more of such individuals for appointment to the Board.

               NON-EMPLOYEE DIRECTOR COMPENSATION

Compensation Arrangements for Fiscal 2006 and 2007

      The following table describes the compensation arrangements with our non-employee directors for the 2006 and 2007 fiscal years.

                                               2006          2007
                                               ----          ----
Annual Cash Retainer                        $15,000       $25,000

Attendance Fee Per Meeting(1)                $2,000        $5,000

Committee Stipends:
   Audit Committee Chair                    $10,000       $15,000
   Other Audit Committee Members             $5,000        $5,000
      Compensation   Committee   and         $2,000        $5,000
Corporate Governance Committee Chairs
   Other Members of Compensation and         $1,000        $2,000
Corporate Governance Committees

Director Stock Purchase Plan          25% match        25% match
                                      and payment      and payment
                                      of broker        of broker
                                      commissions(2)   commissions(2)

Stock Options                         1,000 Options    Options valued
                                      per meeting      at $50,000(4)
                                      attended(3)

(1) Non-employee directors receive meeting fees of $5,000 per Board meeting attended. No fees are paid for attendance at committee meetings. We reimburse our directors for travel and lodging expenses that they incur in connection with their attendance of directors' meetings and meetings of shareholders of the Company. From time to time, the Company may transport one or more non-employee directors to and from such meetings in the Company's airplane.

(2) Our non-employee directors may elect to participate in the Director Stock Purchase Plan under which non-employee directors may invest all or any portion of their director fees in the Company's common stock, which is purchased in the open market. The Company matches 25% of the designated investment and pays all broker commissions.

(3) During the 2006 fiscal year, non-employee directors received an automatic grant of options to purchase 1,000 shares of common stock for each regularly scheduled director meeting attended. These options became exercisable immediately, have an exercise price equal to the closing price of the Company's common stock on the date of the meeting, and expire ten (10) years after the grant date.

(4) Under the current compensation arrangement, non-employee directors receive an annual grant of stock options valued at $50,000. The options are granted on the first Wednesday of December and have an exercise price equal to  the  closing
     price of the Company's common stock on the grant date. The options become exercisable immediately and have an exercise term of ten (10) years. The number of shares subject to the option is determined using the Black-Scholes valuation methodology. Under this program, on December 6, 2006, each non-employee director received options to acquire 2,828 shares at an exercise price of $43.21 per share.

Actual Fiscal 2006 Director Compensation

     The following table shows the compensation paid to our non-employee directors for the 2006 fiscal year.

                      Director Compensation
                         for Fiscal 2006



 NAME            FEES     STOCK    OPTION     NON-STOCK    CHANGE IN    ALL OTHER   TOTAL
                EARNED    AWARDS   AWARDS     INCENTIVE    PENSION     COMPENSATION  ($)
                OR PAID    ($)     ($)(2)       PLAN       VALUE AND        ($)(3)
                IN CASH                     COMPENSATION  NONQUALIFIED
                ($)(1)                            ($)      DEFFERED
                                                         COMPENSATION
                                                           EARNINGS

A.R. Carpenter  32,000     --      119,560   --           --            8,050       159,610

Robert P.
  Crozer        26,000     --      119,500   --           --              --        145,500

J. Dix
 Druce, Jr.     35,000     --      119,560   --           --            8,800       163,360

John A.
 Delaney        30,000     --      119,560   --           --            7,550       157,110

Luke E.
Fichthorn III
  (4)           25,000     --      119,560   --           --              --        144,560

William P.
 Foley II       24,000     --       92,630   --           --             6,050      122,680

Francis X.
 Knott          25,000     --       97,000   --           --             6,300      128,300

William H.
 Walton III     26,000     --      119,560   --           --             6,550      152,100



(1) Includes amounts deferred by the directors under the Director Stock Purchase Plan.
(2)  This  amount  is  determined using the Black-Scholes  model.
     This model was developed to estimate the fair value of traded options, which have different characteristics than director stock options, and changes to the subjective assumptions used in the model can result in materially different fair value estimates.
(3) Represents the 25% matching contributions under the Director Stock Purchase Plan and the estimated allocable share of broker commissions on purchases by the plan for the account of the director.

(4) In addition to the amounts shown above, Mr. Fichthorn receives an annual fee of $60,000 for financial consulting services.

                         PROPOSAL NO. 1
                      ELECTION OF DIRECTORS

     Our  Board of Directors is divided into three classes.   One
class  of  directors  is  elected  at  each  annual  meeting   of
shareholders for a three-year term of office.

     The directors elected at this meeting will serve until the Annual Meeting of Shareholders held in 2010. Directors not up for election this year will continue in office for the remainder of their terms.

     The Board of Directors has nominated four directors to serve for a three-year term expiring in 2010. The nominees were evaluated and recommended by the Corporate Governance and Nominating Committee in accordance with the process for nominating directors described above.

     If a nominee is unavailable for election, proxy holders will vote for another nominee proposed by the Board or, as an alternative, the Board may reduce the number of directors to be elected at the meeting.

     The Board of Directors unanimously recommends a vote FOR the election of these director nominees.

Directors Up for Election in 2007 for Terms Expiring in 2010

                                   Director    Director     Other
Name and Principal       Age     Class/Terms    Since   Directorships
   Occupation
------------------       ----    -----------   -------  -------------
Thompson S. Baker II      48     Class III       1991    Patriot
                                  (Exp. 2010)           Transportation
Vice President of  the                                   Holding, Inc.
 Company

John A. Delaney           50     Class III       2005
                                  (Exp. 2010)
President,  University  of
North Florida

Luke E. Fichthorn III     65     Class III       1972    Bairnco
                                  (Exp. 2010)           Corporation
Partner in Twain Associates
(a private                                              Patriot
 investment banking firm)                               Transportation
                                                        Holding, Inc.
Chairman of the Board  and
 Chief  Executive  Officer
 of   Bairnco  Corporation
 (manufacturing)

Francis X. Knott          61     Class III      2003
                                 (Exp. 2010)   (Also
Chairman    of    Partners                       from
 Realty  Trust,  Inc.   (a                     1989 to
 real   estate  management                      2002)
 enterprise)

Directors Continuing in Office

                                  Director    Director     Other
Name and Principal       Age    Class/Terms    Since    Directorships
    Occupation
------------------       ----   -----------   --------  -------------
Edward L. Baker           71    Class II        1970    Patriot
                                 (Exp. 2009)            Transportation
Chairman of the Board of                                 Holding, Inc.
 the Company

John D. Baker II          58    Class I         1979    Patriot
                                 (Exp. 2008)            Transportation
President and Chief                                     Holding, Inc.
 Executive Officer of the
 Company                                                Wachovia Corp

A. R. Carpenter           64     Class I        1993    Regency Centers
                                 (Exp. 2008)            Corporation
Retired Vice Chairman of
 CSX Corporation                                        Stein Mart, Inc.

                                                        PSS World
                                                        Medical, Inc.

Robert P. Crozer          59     Class I        2005
                                 (Exp. 2008)
Senior  Advisor, Greenhill
& Co., Inc.
 (Investment banking firm)

J. Dix Druce Jr.          59     Class II       2001    Regency Centers
                                 (Exp. 2009)             Corporation
Chairman    of    National
P.E.T.  Scan LLC

William P. Foley II       62     Class I        2005    Fidelity
                                 (Exp. 2008)            National
Chairman and CEO, Fidelity                              Financial, Inc.
National
   Financial, Inc.                                      CKE Restaurants,
                                                        Inc.

John D. Milton Jr.        61     Class II       2002
                                 (Exp. 2009)
Executive  Vice President,
Treasurer    and     Chief
Financial Officer

William H. Walton III      54    Class II       2003    St. Joe Co.
                                 (Exp. 2009)
Managing Member, Rockpoint
Group,  LLC (a real estate
investment firm)

     All of the nominees and directors have been employed in their respective positions for the past five years, except
Messrs. Crozer and Delaney.

     Mr. Crozer, age 59, has served as Senior Advisor to Greenhill & Co., Inc., an investment banking firm, since September 2004. From March 2001 to September 2004, Mr. Crozer served as Chairman of Wahyam Capital, LLC, a private investment firm. From 1989 to March 2001, Mr. Crozer served as Vice Chairman of Flowers Foods, Inc., and its predecessor, Flowers Industries, Inc. Mr. Crozer also served as a director of Keebler Foods Company from 1996 to March 2001 and as Chairman of the Board of Directors of Keebler from 1998 until March 2001.

     Mr. Delaney has served as President of the University of North Florida since July 2003. From 1995 to 2003, Mr. Delaney served as Mayor of the City of Jacksonville. Mr. Delaney is an attorney who also formerly served as General Counsel of the City of Jacksonville.

     Edward  L. Baker and John D. Baker II are brothers. Thompson
S. Baker II is the son of Edward L. Baker.

     See Certain Relationships and Related Party Transactions for a discussion of the relationships between the Company and Patriot
Transportation Holding, Inc.

                         PROPOSAL NO. 2
  RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The Audit Committee has selected KPMG LLP as the Company's independent registered public accounting firm to examine the consolidated financial statements of the Company for fiscal year 2007. The Board of Directors seeks an indication from shareholders of their approval or disapproval of the Audit Committee's appointment of KPMG LLP (KPMG) as independent registered public accounting firm (auditors) for fiscal year 2007.

      KPMG has been our independent auditor since 2005, and no relationship exists other than the usual relationship between auditor and client. Representatives of KPMG will be available to respond to questions at the annual meeting of shareholders.

Audit and Non-Audit Fees

      The following table presents fees for professional audit services rendered by KPMG for the audit of the Company's financial statements for the fiscal years ended September 30, 2006 and September 30, 2005, and fees billed by KPMG for other services during those periods.

Service Provided             Fiscal 2006         Fiscal 2005

Audit fees(1)
Annual Audit                 $  245,000         $   325,000
Internal   control  over      1,064,850           1,433,107
financial reporting
Accounting consultation          31,600              25,470
                              ---------          ----------
    Total Audit Fees          1,341,450           1,783,577
                              ---------          ----------
Audit related fees(2)
Employee benefit plans           52,000              55,000
Procedures regarding sale        10,000                  --
of   interest  in   joint
venture                       ---------           ----------

Total audit related fees         62,000              55,000

Tax Fees(3)
Compliance  (federal  and
state    returns)     and
research                        129,500              39,525
                              ---------           ---------
     Total tax fees             129,500              39,525
                              ---------           ---------

All Other Fees
Accounting       Research
Online             annual
subscription                      1,500               2,400
                              ---------           ---------
Total Fees                   $1,534,450        $  1,880,502
                             ----------        ------------

(1)  Audit  fees  consisted  of  audit  work  performed  in   the
     preparation of the financial statements and in the assessment of internal controls over financial reporting, as well as work that generally only the independent auditor can reasonably be expected to provide, such as statutory audits.
(2) Audit related fees consisted principally of audits of employee benefit plans.
(3) Tax fees consisted principally of assistance related to tax compliance and reporting.

Pre-Approval of Audit and Non-Audit Services

      Under the Audit Committee Charter, the Audit Committee is required to pre-approve all auditing services and permissible non-audit services, including related fees and terms, to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described under the Securities Exchange Act of 1934, as amended, which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee pre-approved all audit services, audit-related
services   and  tax  review,  compliance  and  planning  services
performed  for  the Company by KPMG with respect to  fiscal  year
2006.

                 SHAREHOLDER RETURN PERFORMANCE

     The following graph and table compare the performance of our common stock to the S&P 500 Index, the Dow Jones U.S. Building Materials and Fixtures Index and a peer group of companies in our industry for the five-year period commencing September 30, 2001 and ending on September 30, 2006. The peer group consists of Martin Marietta Materials, Inc., Texas Industries, Inc., and Vulcan Materials Company. The table and graph assume that $100 was invested on September 30, 2001 in the Company's common stock and in each of the indices and assumes the reinvestment of dividends.

<CHART OMITTED>

               2001     2002      2003     2004     2005     2006
Florida Rock    100       98       161      248      492      301
Peer Group      100       85        95      130      200      214
S&P 500 Index   100       80        99      113      126      140
Bldg Materials  100       96       123      175      216      205


                          COMPENSATION
                     DISCUSSION AND ANALYSIS

      Our Compensation Discussion and Analysis addresses the following topics:

     *    the members and role of our Compensation Committee;

     *    our compensation-setting process;

     * our compensation philosophy and policies regarding executive compensation;

     *    the components of our executive compensation program; and

     * our compensation decisions for fiscal year 2006 and for the first quarter of fiscal year 2007.

In this "Compensation Discussion and Analysis" section, the terms, "we," "our," "us," and the "Committee" refer to the Compensation Committee of Florida Rock's Board of Directors.

The Compensation Committee
--------------------------

Committee Members and Independence

      Francis X. Knott, William P. Foley II and William H. Walton III are the members of the Compensation Committee. Mr. Knott, who has served on the Board of Directors for approximately 16 years, is the Committee Chairman. Mr. Knott served as a Vice President of Florida Rock from 1988 to 1991. Each member of the Compensation Committee qualifies as an independent director under New York Stock Exchange listing standards and Florida Rock's Standards of Board Independence.

Role of Committee

     We operate under a written charter adopted by the Board.   A
copy  of  the  charter  is  available  at  www.flarock.com  under
Investor   Relations  -  Corporate  Governance  Documents.    The
fundamental responsibilities of our Committee are:

     * to adopt, review and refine an executive compensation philosophy and guiding principles that reflect Florida Rock's mission, values and long-term strategic objectives;

     * to administer Florida Rock's executive compensation programs in a manner that furthers Florida Rock's strategic goals and serves the interests of our shareholders;

     * to establish compensation-related performance objectives under the MIC plan for executive officers that support our strategic plan;

     *     to evaluate the job performance of the Chief Executive
Officer in light of those goals and objectives;

     * to determine the total compensation levels of the senior executive officers and to allocate total compensation among the various components of executive pay;

     * to administer Florida Rock's equity compensation and incentive compensation plans;

     * to make recommendations to the Board of Directors regarding incentive and equity-based compensation plans;

     * to make recommendations regarding succession plans for senior executive officers; and

     * to recommend to the Board the compensation arrangements with non-employee directors.

Committee Meetings

      Our Compensation Committee meets as often as necessary to perform its duties and responsibilities. We held four meetings during fiscal 2006 and have held two meetings so far during fiscal 2007. Mr. Knott works with the Chief Executive Officer to establish the meeting agenda. We typically meet with the Chief Executive Officer and, where appropriate, with the General Counsel and with outside advisors. We also regularly meet in executive session without management.

      We receive and review materials in advance of each meeting. These materials include information that management believes will be helpful to the Committee as well as materials that we have specifically requested. Depending on the agenda for the particular meeting, these materials may include:

     * financial reports on year-to-date performance versus budget and compared to prior year performance;

     * calculations and reports on levels of achievement of individual and corporate performance objectives;

     * reports on Florida Rock's strategic objectives and budget for future periods;

     * reports on Florida Rock's five-year performance and current year performance versus a peer group of companies;

     * information on the executive officers' stock ownership and option holdings;

     *    information regarding equity compensation plan dilution;

     * estimated grant-date values of stock options (using the Black-Scholes valuation methodology);

     * tally sheets setting forth the total compensation of the named executive officers, including base salary, cash incentives, equity awards, perquisites and other compensation and any amounts
payable   to   the  executives  upon  voluntary  or   involuntary
termination, early or normal retirement or following a change-in-control of Florida Rock; and

     *    information regarding compensation programs and compensation
levels   at   study  groups  of  companies  identified   by   our
compensation consultant.

The Compensation Committee Process
----------------------------------

A Continuing Process

      Although many compensation decisions are made in the first quarter of the fiscal year, our compensation planning process neither begins nor ends with any particular Committee meeting. Compensation decisions are designed to promote our fundamental business objectives and strategy. Business and succession planning, evaluation of management performance and consideration of the business environment are year-round processes.

Management's Role in the Compensation-Setting Process

     Management plays a significant role in the compensation-setting process. The most significant aspects of management's role are:

     *    evaluating employee performance;

     *    establishing business performance targets and objectives;
          and

     *    recommending salary levels and option awards.

The Chief Executive Officer works with the Compensation Committee
Chair   in   establishing  the  agenda  for  Committee  meetings.
Management   also   prepares   meeting   information   for   each
Compensation Committee meeting.

     The Chief Executive Officer also participates in Committee meetings at the Committee's request to provide:

     *    background information regarding Florida Rock's strategic
                 objectives;

     *    his evaluation of the performance of the senior executive
                 officers; and

     * compensation recommendations as to senior executive officers (other than himself and the Chairman).

Committee Advisors

      The Compensation Committee Charter grants us the sole and direct authority to hire and fire our advisors and compensation consultants and approve their compensation of Florida Rock to is obligated to pay our advisors and consultants. These advisors report directly to the Compensation Committee.

      In the first quarter of fiscal 2007, we decided to engage a compensation consultant to identify specific study groups of companies and to provide research regarding compensation programs and compensation levels among the companies in the study groups. We initially identified possible consultants and asked Michael P. Oates, Florida Rock's Vice-President of Human Resources, to solicit these candidates, and any others he thought appropriate, to provide proposals to provide these services. Mr. Oates forwarded these proposals to us for review, and we authorized Mr. Knott to interview and hire Strategic Apex Group. Based on the interview and the written proposals, Mr. Knott engaged Strategic Apex Group ("SAG") to serve as our consultant for fiscal 2007.

      We determined that Strategic Apex Group was independent because it has never done any work for Florida Rock and has no prior relationship with management. We instructed SAG to report directly to the Committee but authorized SAG to communicate with Mr. Oates to obtain information. Strategic Apex Group will not do any work for Florida Rock except as authorized by the Compensation Committee. We directed the consultant to design three comparison groups of companies and to provide a research report regarding compensation levels and compensation programs at those companies.

Annual Evaluation

     We meet in executive session each year to evaluate the performance of the named executive officers, to determine their Annual MIC Program bonuses for the prior fiscal year, to establish their Annual MIC Program performance objectives for the current fiscal year, to set their base salaries for the next calendar year, and to consider and approve any grants to them of equity incentive compensation.

Performance Objectives

       Our process begins with establishing individual and corporate performance objectives for senior executive officers in the first quarter of each fiscal year. We engage in an active dialogue with the Chief Executive Officer concerning strategic objectives and performance targets. We review the appropriateness of the financial measures used in incentive plans and the degree of difficulty in achieving specific performance targets. Corporate performance objectives typically are established on the basis of a targeted return on capital employed for Florida Rock or a particular business unit.

Benchmarking

     We do not believe that it is appropriate to establish compensation levels primarily based on benchmarking. We believe that information regarding pay practices at other companies is useful in two respects, however. First, we recognize that our compensation practices must be competitive in the marketplace. Second, this marketplace information is one of the many factors that we consider in assessing the reasonableness of compensation.

     Accordingly, we review compensation levels for our named executive officers against compensation levels at the companies in the study groups identified by our compensation consultant. Our compensation consultant provided us with information regarding compensation programs and compensation levels at the 50th and 75th percentiles among companies in three study groups. The study groups are described below:

             Study Group  Study Group  Study Group     Florida
              1: Related       2:           3:           Rock
               industry     17 high     Companies
              companies      growth       in the
                           companies    geographic
                                           area

No. of            7            17           15           N/A
Companies
in Study
Group

No. of            1            10           11           N/A
Industries

Median          $1,100       $1,600       $2,000        $1,200
Revenues
($ million)

Median          $1,700       $2,000       $1,800        $2,900
Market Cap
($ million)

Median 1-        18%          35%          20%           22%
Year Sales
Growth

Median 3-        31%          120%         42%           60%
Year Sales
Growth

The companies in Study Group 1 were Ameron International Corp; Eagle Materials, Inc;, Granite Construction, Inc.; Headwaters, Inc.; Martin Marietta Materials, Inc..; Texas Industries, Inc.; and Vulcan Materials. The consultant decided not to include four other industry companies that were significantly larger than Florida Rock and are foreign-based.

The companies in Study Group 2 were Albemarle Corp; Aleris International Inc.; Armor Holdings, Inc.; Brady Corp; Curtis-Wright Corp; DRS Technologies, Inc.; Gardner Denver Inc.; JLG Industries Inc.; Joy Global Inc,; Kansas City Southern; Lincoln Electric Holdings Inc.; Manitowoc Company Inc.; MSC Industrial Direct Co. Inc.; Quanex Corp.; Roper Industries Inc.; Rush Industries Inc.; and Teledyne Technologies Inc.

The companies in Study Group 3 were Acuity Brands, Inc.; Albemarle Corp; Armor Holdings, Inc.; Georgia Gulf Corp; Graphic Packaging Corp; Jacuzzi Brands, Inc.; Landstar System, Inc.; Massey Energy Co; NewMarket Corp; Republic Services, Inc.; Rock-Tenn Co.; Roper Industries, Inc. Superior Essex, Inc.; Walter Industries, Inc.; and Watsco Inc.

To remain consistent from year to year, we currently intend to use these three study groups (same industry, high growth and geographic) as part of the annual marketplace study. The specific companies included in each group may change based on their size, relevance or other pertinent factors.

Targeted Compensation Levels

      Together with the performance objectives, we establish targeted total compensation levels (i.e., maximum achievable compensation) for each of the senior executive officers. In making this determination, we are guided by the compensation philosophy described below. We also consider historical compensation levels, competitive pay practices at the companies in the study groups, and the relative compensation levels among the Company's senior executive officers. We may also consider industry conditions, corporate performance versus a peer group of companies and the overall effectiveness of our compensation program in achieving desired performance levels.

Performance Pay

      As targeted total compensation levels are determined, we also determine the portion of total compensation that will be contingent, performance-based pay. Performance-based pay generally includes cash bonuses under our MIC Program for achievement of specified performance objectives and stock-based compensation whose value is dependent upon long-term appreciation in stock price.

Committee Effectiveness

      We review, on an annual basis, the performance of our Committee and the effectiveness of our compensation program in obtaining desired results.

Compensation Philosophy

   Our executive compensation program is designed with one fundamental objective: to support Florida Rock's core values and strategic objectives. Our compensation philosophy is intended to align the interests of management with those of our shareholders. The following principles influence and guide our compensation decisions:

We Focus on Results and Strategic Objectives

      Our compensation analysis begins with an examination of Florida Rock's business plan and strategic objectives. We intend that our compensation decisions will attract and retain leaders and reward them for achieving Florida Rock's strategic initiatives and objective measures of success.

We Believe in a Pay for Performance Culture

      At the core of our compensation philosophy is our guiding belief that pay should be directly linked to performance. This philosophy has guided many compensation related decisions:

     * A substantial portion of executive officer compensation is contingent on, and variable with, achievement of objective corporate and/or individual performance objectives.

     * Our stock option plan prohibits discounted stock options, reload stock options and re-pricing of stock options.

     * We do not have any employment, severance or change-in-control agreements with any of our executive officers.

     *     We have capped the benefit levels under the Management
Security Plan and closed the plan to new participants.

Compensation  and  Performance Pay Should  Reflect  Position  and
Responsibility

   Total   compensation  and  accountability   should   generally
increase with position and responsibility. Consistent with this philosophy:

     * Total compensation is higher for individuals with greater responsibility and greater ability to influence the Company's achievement of targeted results and strategic initiatives.

     * As position and responsibility increases, a greater portion of the executive officer's total compensation is performance-
based   pay   contingent  on  the  achievement   of   performance
objectives.

     * Equity-based compensation is higher for persons with higher levels of responsibility, making a significant portion of their total compensation dependent on long-term stock appreciation.

Compensation   Decisions   Should  Promote   the   Interests   of
Shareholders

   Compensation should focus management on achieving strong short-term (annual) performance in a manner that supports and ensures the Company's long-term success and profitability. The Annual MIC program creates incentive for meeting annual performance targets while the G2G Program encourages the achievement of objectives on a three year performance cycle. We believe that stock options create long-term incentives that align the interest of management with the long-term shareholders.

Compensation Should be Reasonable and Responsible

   It is essential that Florida Rock's overall compensation levels be sufficiently competitive to attract talented leaders and motivate those leaders to achieve superior results. At the same time, we believe that compensation should be set at responsible levels. Our executive compensation programs are intended to be consistent with Florida Rock's constant focus on controlling costs.

Compensation Disclosures Should be Clear and Complete

     We believe that all aspects of executive compensation should be clearly, comprehensibly and promptly disclosed in plain English. We believe that compensation disclosures should provide all of the information necessary to permit shareholders to understand our compensation philosophy, our compensation-setting process and how and how much our executives are paid.

Elements of Executive Compensation
----------------------------------

Base Salary

      Base pay is a critical element of executive compensation because it provides executives with a base level of monthly income. In determining base salaries, we consider the executive's qualifications and experience, scope of responsibilities and future potential, the goals and objectives established for the executive, the executive's past performance, competitive salary practices at companies in the study groups, internal pay equity and the tax deductibility of base salary.

     Finally, for our most senior executives (our Chairman, Chief Executive Officer, and Chief Financial Officer), we establish base salaries at a level so that a significant portion (generally 50% or more) of the total compensation that such executives can earn is performance-based pay.

Annual Management Incentive Compensation Program

     The Amended Management Incentive Compensation Plan (the "MIC Plan") contains two separate programs - the Annual MIC Program (formerly known as the MIC Plan) and the G2G Incentive Bonus Program. The Annual MIC Program provides officers and key employees an opportunity to earn an annual cash bonus for achieving specified, performance-based goals established for the fiscal year. Performance goals under the Annual MIC Program are tied to measures of operating performance rather than appreciation in stock price.

     In recent years (including fiscal 2006 and fiscal 2007) the Compensation Committee has established performance objectives for the executive officers based on targeted levels of return on average capital employed. We believe that return-on-capital employed is a superior measure of performance in an asset-intensive business. If specified minimum threshold levels are achieved, the executive officers can earn cash bonuses up to the following amounts:


                          Bonus at    Bonus at
                         Threshold     Target               Bonus at
                        Performance  Performance      Stretch Performance
Executive Officer          Level        Level                Level
-----------------       -----------  -----------      -------------------

Chief Executive Officer  No Bonus    75% of Base Salary  150% of Base Salary
Chairman                 No Bonus    50% of Base Salary  100% of Base Salary
Chief Financial Officer  No Bonus    50% of Base Salary  100% of Base Salary
Other Executive Officers No Bonus    25% of Base Salary   85% of Base Salary


G2G Incentive Bonus Program

      In 2005, Florida Rock adopted a three year business process improvement program called the "Good to Great" or "G2G Program." The program focuses on three principal objectives: Quality Growth, Quality People and Quality Operations. The central theme for this initiative is the communication of these initiatives to each Florida Rock employee at every level of operation.

     The G2G Incentive Bonus Program is intended to incentivize the achievement of the initiatives in the G2G Program. The G2G Incentive Bonus Program for fiscal years 2005 to 2007 offers participants, including the senior executive officers, the opportunity to earn a cash bonus for the Company's achievement of a targeted level of cumulative net earnings for fiscal years 2005 to 2007. If a specified minimum level of net earnings is achieved for this period, the participants will earn cash bonuses up to 100% of their base salary for fiscal 2007.

Equity Based Compensation

      We believe that equity compensation is the most effective means of creating a long-term link between the compensation provided to officers and other key management personnel with gains realized by the shareholders. We have elected to use stock options as the equity compensation vehicle. All stock options incorporate the following features:

     *    the term of the grant does not exceed 10 years;

     * the grant price is not less than the market price on the date of grant;

     *    grants do not include "reload" provisions;

     * repricing of options is prohibited, unless approved by the shareholders; and

     * options vest 20% per year over five years beginning with the first anniversary of the date of grant.

We continue to use stock options as a long-term incentive vehicle because:

     * Stock options align the interests of executives with those of the shareholders, support a pay-for-performance culture, foster employee stock ownership, and focus the management team on increasing value for the shareholders.

     * Stock options are performance based. All the value received by the recipient from a stock option is based on the growth of the stock price above the option price.

     * Stock options help to provide a balance to the overall compensation program: the Annual MIC Program and G2G Incentive Bonus Program focus on the achievement of annual and three year performance targets; the five year vesting for stock options creates incentive for increases in shareholder value over a longer term.

     * The vesting period encourages executive retention and the preservation of shareholder value.

In determining the number of options to be granted to senior executive officers, we take into account the individual's position, scope of responsibility, ability to affect profits and shareholder value and the individual's historic and recent performance and the value of stock options in relation to other elements of total compensation.

Management Security Plan

     The Management Security Plan was adopted many years ago as a retention tool to provide retirement benefits (based on annual base salaries) to certain senior executives. The Management Security Plan provides for annual payments to participants (or their beneficiaries) until the later of (i) their date of death or (ii) 15 years after their retirement or death. The annual payments are set at two times the benefit level during the first year and at the annual benefit level in subsequent years. The benefit levels originally increased with base salaries but the Company has capped the benefit levels at 50% of base salaries as of December 31, 2002. The plan has been closed to newly hired executives for several years.

Additional Benefits

      Executive officers participate in other employee benefit plans generally available to all employees on the same terms as similarly situated employees. In addition, certain executive officers participate in a Medical Reimbursement Plan and a Tax Services Reimbursement Plan and receive certain other additional perquisites that are described in this Proxy Statement under the heading Executive Compensation. Our Committee requested that Florida Rock disclose all perquisites provided to the executives shown in the Summary Compensation Table even if the perquisites fall below the disclosure thresholds under SEC rules.

Our Compensation Decisions
--------------------------

      This section describes the compensation decisions that we made with respect to the named executive officers for fiscal 2006 and during the first quarter of fiscal 2007.

Executive Summary

     In fiscal 2006, we continued to apply the compensation principles described above in determining the compensation of our named executive officers. These compensation decisions were made in the context of Florida Rock's "Good to Great" initiatives. These initiatives are exemplified by the simple mantra: "We can do better."

     Our decisions were made in the context of remarkable improvements in operating results, including record levels of revenues, gross profit and net earnings for three consecutive years.

     In  summary, the compensation decisions made in fiscal  2006 and the first quarter of fiscal 2007 for the named executive officers were as follows:

     * We increased base salaries for the named executive officers, on average, by only 3.7% for 2006.

     * Beginning in 2007, we eliminated certain perquisites previously provided to our named executive officers.

     * For 2007, we increased base compensation (salary and perquisites) for the named executive officers by approximately 5.0%.

     * In 2006, we raised our targets for the achievement of annual bonus levels. As a result, the named executive officers received lower bonuses for fiscal 2006 than for fiscal 2005 despite a 34% increase in net earnings over fiscal 2005 and a 13.6% increase in return on capital employed.

     * In 2007, we reduced option grants for the named executive officers by 20% from fiscal 2006.

     * Performance-based pay represented 52% of the total compensation actually paid to the named executive officers for fiscal 2006.

     We believe that these decisions are consistent with our core compensation principles:

     *    We believe in a pay for performance culture;
     * Compensation decisions should promote the interests of long-term shareholders; and
     *    Compensation should be reasonable and responsible.

Base Salary and Perquisites Decisions

      We recently decided to eliminate two perquisites for our named executive officers: company automobiles and payment of country club dues. Historically, Florida Rock has provided company cars to its executive officers because they generally travel extensively for business. Florida Rock also paid country club dues because, in most cases, the club memberships are used primarily for business entertainment. We are eliminating these perquisites for the named executive officers, effective January 1, 2007.

      We  adjust  base  salaries on a calendar year  basis.   The
following table reflects the adjustments made to the base salaries of the named executive officers for calendar year 2007.

    Name                     Title              2007 Base Salary
    ----                     -----              ----------------
John D Baker II        President and CEO              $670,877
Edward L Baker         Chairman                       $557,655
John D Milton Jr.      Executive Vice President       $477,540
                       and CFO
Thompson S Baker II    President, Aggregates Group    $383,962
George J. Hossenlopp   President, Southern            $308,604
                       Concrete Group

In setting these base salaries, we considered:

     * the compensation philosophy and guiding principles described above;

     * the experience and industry knowledge of the named executive officers and the quality and effectiveness of their leadership at the Company;

     * all of the components of executive compensation, including base salary, incentive compensation under the MIC Plan, stock options, retirement and death benefits under the MSP Plan, and benefits and perquisites;

     *    the mix of performance pay to total compensation;

     *    the elimination of the perquisites described above;

     *    internal pay equity among Florida Rock senior executives;
          and

     * the base salary paid to the officers in comparable positions at companies in the three study groups, using the 50th percentile as our point of reference.

No specific weighting was applied to these factors. The total increase in base salaries for the named executive officers for calendar year 2007 ($196,757), after deducting the value of the discontinued perquisites ($86,143, based on the amounts reported for 2006), represents an overall compensation increase of 5.0% over 2006.

Annual MIC Program Bonus

     The Annual MIC Program provides officers and key employees an opportunity to earn an annual cash bonus for achieving specified, performance-based goals established for the fiscal year. In recent years (including fiscal 2006 and fiscal 2007), the Compensation Committee has established performance objectives for the named executive officers based on targeted levels of return on average capital employed ("ROCE"). These performance objectives allow the named executive officers to earn a cash bonus up to a specified percentage of their base salary if Florida Rock or their particular business unit achieves at least a specified threshold level of ROCE.

     The targeted levels of ROCE and maximum bonuses as a percentage of salary for 2006 and 2007 for the named executive officers are specified below.

                       Annual MIC Program

Name               Title                    Bonus as %
                                     Percentage of Salary (1)
                                 Threshold    Target     Stretch


John D. Baker II   President and     0%         75%        150%
                   CEO
Edward L. Baker    Chairman          0%         50%        100%

John D. Milton,    Executive         0%         50%        100%
Jr.                Vice
                   President and
                   CFO

Thompson S. Baker  President,        0%         25%        85%
II (2)             Aggregates
                   Group

George J.          President,        0%         25%        85%
Hossenlopp (2)     Southern
                   Concrete
                   Group


                   2006 ROCE Levels 16.85%     21.06%     25.27%

                   2007 ROCE Levels 14.64%     18.30%     21.96%


(1) The named executive officers are eligible to receive a bonus equal to up to the specified percentage of their base salary if Florida Rock or their business unit, as applicable, achieves the specified level of ROCE. If ROCE exceeds the threshold level but is less than the stretch level, the bonus is prorated.

(2) The bonuses for these individuals is determined partly by reference to the ROCE achieved by Florida Rock and partly by the ROCE achieved by the divisions that they lead. The targets for their individual divisions are set at different levels.

     For purposes of this bonus calculation, return on average capital employed is defined as Florida Rock's net income excluding the after-tax cost of financing, divided by total average capital employed. In the case of business segments, ROCE is annual business segment earnings divided by average business segment capital employed (average of beginning and end-of-year amounts). These segment earnings include Florida Rock's share of segment earnings of joint venture companies, consistent with our capital employed definition, and exclude the cost of financing.

     We  believe  that return-on-capital employed is  a  superior measure of performance in an asset-intensive business, both to evaluate management's performance and to demonstrate to shareholders that capital has been used wisely over the long term.

     In addition to meeting the ROCE goals, each of the named executive officers had to achieve certain individual goals to be paid the bonus. These goals are generally subjective goals regarding the achievement of specific goals that improve a business process or further our long-term objectives.

     G2G Incentive Bonus Program. The G2G Incentive Bonus Program was established during fiscal 2005 as part of our "Good to Great" program. The bonus program is intended to encourage the achievement of specific initiatives over a three year performance cycle. Under the G2G Incentive Bonus Program, the named executive officers can earn a cash bonus of 1% of their 2007 base salary for every $1 million by which total net earnings for 2005 to 2007 exceeds $486 million up to a maximum of 100% of their fiscal 2007 base salary.

     For purposes of calculating this bonus, total net earnings for 2005 to 2007 means Florida Rock's aggregate net earnings for the three fiscal years ended September 30, 2005, 2006 and 2007, excluding gains from sales of real estate. For the first two years of this period (fiscal 2005 and 2006) aggregate net earnings, excluding real estate gains, were $357.7 million.

Stock Option Grants

     In December 2006 and December 2007, we granted the following stock options to the named executive officers:

                 Fiscal                  Fiscal
                  2006                    2007
                 Options     Black-     Options
    Name         Granted    Scholes     Granted       Black-
                  (# of      Value       (# of       Scholes
               underlying              underlying    Value(1)
                 shares)                shares)

John D. Baker    15,000     310,870      12,000      $203,880
II

Edward L.        15,000     310,870      12,000      $203,880
Baker

John D.          12,500     259,058      10,000      $169,900
Milton, Jr.

Thompson S.      12,500     259,058      10,000      $169,900
Baker II

George J.        10,000     207,247      8,000       $135,920
Hossenlopp

(1)   This  amount  is determined using the Black-Scholes  model.
This model was developed to estimate the fair value of traded options, which have different characteristics than employee stock options, and changes to the subjective assumptions used in the model can result in materially different fair value estimates. This hypothetical value is based on the following assumptions: an exercise price equal to the market value on day of grant; estimated dividend yield of 1.39%; expected volatility of 35.96%; risk-free interest rate of 4.4%; and expected lives of 7 years.

The options vest ratably over a five year period and expire ten years from the date of grant. In approving these option grants, we considered our compensation philosophy, the position and level of responsibility of each officer, our belief that stock options should be a significant part of the total mix of executive compensation, the number of options currently held by each officer and the level of options granted to them in prior years.

Variable  Performance-Based  Pay as  a  Percentage  of  Potential
Compensation

      We place great emphasis on variable performance-based compensation through the Annual MIC Program, the G2G Program and stock options. The chart below shows the breakdown between fixed pay and variable performance-based pay for fiscal 2006:

                           % of Total Compensation
                                                      Actual
    Name          Title      Stock     MIC Bonus   Performance
                            Options                    Pay
    ----          -----     -------    ---------   -----------

John D. Baker   President     16%         36%          52%
II               and CEO

Edward L.       Chairman      22%         27%          49%
Baker

John D.         Executive     23%         30%          53%
Milton, Jr.       Vice
                President
                 and CFO

Thompson S.    President,     30%         22%          52%
Baker II       Aggregates
                  Group

George J.      President,     26%         25%          51%
Hossenlopp      Southern
                Concrete
                 Group

Severance Arrangements

     None of our named executive officers have any arrangements that provide for payment of severance payments.

Change-in-Control Arrangements

     None of our named executive officers are entitled to payment of any benefits upon a change-in-control of Florida Rock, except that our 2000 Stock Plan provides that upon a change in control all unvested stock options shall immediately become vested (unless the Compensation Committee determines otherwise).

     At present, the named executive officers hold the following unvested stock options that would become vested upon a change in control.


                         No. of Shares     Unrealized Value of
        Name          Underlying Unvested    Unvested Options
                          Options (#)              ($)
John D. Baker II             45,750              544,388

Edward L. Baker              45,750              544,388

John D. Milton, Jr.          38,125              453,657

Thompson S. Baker II         37,000              422,686

George J. Hossenlopp         30,500              362,925

Note: The unrealized value of unvested options was calculated by multiplying the number of shares underlying unvested options by the closing price of the stock as of November 30, 2006 and then deducting the aggregate exercise price for these options.

Reasonableness of Compensation

     After considering all components of the compensation paid to the named executive officers, the Compensation Committee has determined that the compensation is reasonable and not excessive.

      In making this determination, we considered many factors, including the following:

     * Management has consistently led Florida Rock to record levels of performance in recent years.

     * The shareholder return performance of Florida Rock over the past five years has significantly outpaced the performance of companies in Florida Rock's peer group.

     * Variable, performance based pay represents, on average, 65% of the total compensation that the named executive officers could earn for fiscal 2006.

     * The executive officers have no severance or change-in-control agreements with Florida Rock.

     * The total compensation levels for the named executive officers are comparable with the 50th percentile of compensation levels at the companies in the study groups.

Compensation Policies
---------------------

Internal Pay Equity

     We believe that internal equity is an important factor to be considered in establishing compensation for the officers. We have not established a policy regarding the ratio of total compensation of the Chief Executive Officer to that of the other officers, but we do review compensation levels to ensure that appropriate equity exists. We intend to continue to review internal compensation equity and may adopt a formal policy in the future if we deem such a policy to be appropriate.

The  Tax Deductibility of Compensation Should be Maximized  Where
Appropriate

     The Company generally seeks to maximize the deductibility for tax purposes of all elements of compensation. For example, the Company always has issued nonqualified stock options that result in a tax deduction to Florida Rock upon exercise.
Section 162(m) of the Internal Revenue Code generally disallows a
tax   deduction   to   public  corporations
for   non-qualifying
compensation in excess of $1.0 million paid to any such persons in any fiscal year. We review compensation plans in light of applicable tax provisions, including Section 162(m), and may revise compensation plans from time to time to maximize deductibility. However, we may approve compensation that does not qualify for deductibility when we deem it to be in the best interests of Florida Rock.

Financial Restatement

      It is the Board of Directors' Policy that the Compensation Committee will, to the extent permitted by governing law, have the sole and absolute authority to make retroactive adjustments to any cash or equity based incentive compensation paid to executive officers and certain other officers where the payment was predicated upon the achievement of certain financial results that were subsequently the subject of a restatement. Where applicable, the Company will seek to recover any amount determined to have been inappropriately received by the individual executive.

Stock Ownership Guidelines

      We have adopted stock ownership guidelines for our Chairman and for our President and Chief Executive Officer. These stock ownership guidelines require that these officers must continue to own shares of our common stock having a market value equal to at least five times their base salary. Both of these officers currently meet these guidelines.

Timing of Stock Option Grants

      Florida Rock has adopted a policy on stock option grants that includes the following provisions relating to the timing of option grants:

     * Except for inducement grants for new executives, we determine all awards of stock options at a Compensation Committee meeting held during the last week of November or the first week of December of each year.

     * The grant date for all awards is made after Florida Rock has released earnings for the fiscal year.

     * Florida Rock executives do not have any role in selecting the grant date.

     * The grant date of the stock options is always the date of approval of the grants (or a specified later date if for any reason the grant is approved during a time when Florida Rock is in possession of material, non-public information).

     * The exercise price is the closing price of the underlying common stock on the grant date.

     *    Stock option awards are promptly announced on a Form 8-K.

                  COMPENSATION COMMITTEE REPORT

      We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in Florida Rock's Annual Report on Form 10-K for the year ended September 30, 2006.

Submitted by:       Francis X. Knott, Chairman
                    William P. Foley II
                    William H. Walton III
                    Members of the Compensation Committee

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Compensation Committee Report and the foregoing Shareholder Return Performance Graph shall not be incorporated by reference into any such filings.

                     EXECUTIVE COMPENSATION

Summary Compensation Table
--------------------------

      The following table sets forth information concerning the compensation of our Chief Executive Officer and our other four most highly compensated executive officers who served in such capacities during the fiscal year ended September 30, 2006 (the "Named Executive Officers"):


                                                               Change in
                                                                pension
                                                     Non-      value and
                                                     Stock       non-
                                                    Incentive  qualified  All Other
                                     Stock   Option   Plan     deferred  Compensation
Name and            Salary  Bonus    Awards  Awards Compens-   compens-      ($)       Total
Principal    Year   ($)    ($)      ($)     ($)      ation      ation                   ($)
Position                                              ($)(1)   earnings


John D.
Baker II     2006   626,033 4,200      --   310,870 708,596    163,330    131,410    1,944,428
President
and
Chief
Executive
Officer
(PEO)

John D.
Milton       2006   449,750 4,200      --  259,058  336,353    55,846      10,349    1,115,556
Jr.
Exec.
Vice-
President
and CFO
(PFO)

Edward L.
Baker        2006   510,884 4,200      --  310,870  385,514    58,804     136,714    1,406,986
Chairman
of the
Board

Thompson
S.           2006   321,250 4,200          259,058  188,988    41,456      48,740      863,692
Baker II
 Vice
President

George
Hossenlopp   2006   276,250  --            207,247  193,648    92,990      18,722      788,857
Vice
President


(1) Bonuses under the MIC Plan are accrued in the fiscal year earned and paid in the following fiscal year.
(2) This amount is determined using the Black-Scholes model. This model was developed to estimate the fair value of traded options, which have different characteristics than employee stock options, and changes to the subjective assumptions used in the model can result in materially different fair value estimates. This hypothetical value is based on the following assumptions: an exercise price equal to the market value on day of grant; estimated dividend yield of 1.39%; expected volatility of 35.96%; risk-free interest rate of 4.4%; and expected lives of 7 years.

Other Annual Compensation from Summary Compensation Table
---------------------------------------------------------

       The   following  table  contains  a  breakdown  of   the
compensation and benefits included under All Other Compensation in the Summary Compensation table above.

                 PersonaL  Medical            Use of
                  Use of   and Tax    Life    Company
            Year Company  Services Insurance  Aircraft  Miscellaneous
                   Car   Reimburse-   (2)       (3)        (4)(5)
                           ment(1)
            ----  -----  --------- ---------  --------  -------------

John  D.    2006  4,778   37,546    14,253     62,638    12,195
Baker II

John  D.    2006  7,794    2,555      --         --        --
Milton, Jr.

Edward  L.  2006  3,246    1,829      --       98,311    33,328
Baker

Thompson    2006  1,101    5,782      --        5,279    36,578
S. Baker II

George      2006  4,699    6,600      --          --      7,423
Hossenlopp


(1) The amounts shown represent benefits paid under our Medical Reimbursement Plan, under which we reimburse certain officers for personal medical expenses not covered by insurance, and the Tax Services Reimbursement Plan, under which we reimburse certain officers up to $12,000 per year for personal tax planning and tax return preparation services.
(2) The amount shown reflects a bonus paid John D. Baker II for the premium costs on a life insurance policy.
(3) We have operations throughout most of the Southeastern and Mid-Atlantic States as well as an operation in Canada. Our senior executive officers are required to travel extensively to these operations and to other locations as part of their responsibilities. To facilitate this travel, we own a company airplane. We encourage Edward  L.
     Baker and John D. Baker II to use our airplane for non-business as well as business travel for safety and security reasons and to make the best use of their time. They reimburse us for non-business use at a specified hourly rate. The amount shown represents the difference between the incremental cost to us (based on the average weighted cost of fuel, a pro rata share of repairs and maintenance, and other miscellaneous variable costs) of use of our airplane for non-business use and the amount reimbursed by the Named Executive Officer.
(4) The amounts shown under the Miscellaneous column represent payment of country club and social club dues and purchase of tickets to sporting events on behalf of the Named Executive Officers and other miscellaneous reimbursed expenses. These club memberships and tickets generally are maintained for business entertainment but may be used for personal use. The entire amount has been included, although we believe that only a portion of this cost represents a perquisite.
(5) We own a hunting lodge that is used primarily for business entertainment or other business use. Edward L. Baker supervises the operation of the hunting lodge as part of his employment responsibilities. The amounts shown in the Miscellaneous column also include an estimate of our incremental cost for the personal use of Florida Rock's hunting lodge.

Grants of Plan-Based Awards
---------------------------

     The following table sets forth information concerning option grants to the Named Executive Officers during the fiscal year ended September 30, 2006 as well as estimated future payouts under cash incentive plans:

Name               Grant  Estimated Future Payouts      All    Exercise
                   Date   Under Non-Equity             Other   or Base
                          Incentive Plan Awards       Option   Price of
                                                      Awards:   Option
                                                     Numberof   Awards
                                                    Securities ($/Share)
                                                    Underlying
                                                    Options
                                                      (#)
                         Threshold Target  Maximum
                           ($)(1)  ($)(1)   ($)(1)


John D. Baker II   12/7     0     503,158  1,006,316  15,000    $51.67
                   /05
                            0     670,877   670,877

John D. Milton,    12/7     0     238,770   477,540   12,500    $51.67
Jr.                /05
                            0     477,540   477,540

Edward L. Baker    12/7     0     278,828   557,655   15,000    $51.67
                   /05
                            0     557,655   557,655

Thompson S. Baker  12/7     0      95,991   326,368   12,500   $51.67
II                 /05
                            0     383,962   383,962

George Hossenlopp  12/7     0      77,151   262,313   10,000   $51.67
                   /05
                            0     308,604   308,604

(1) The first row for each named executive officer under the columns captioned "Estimated Future Payments under Non-Equity Incentive Plan Awards" represents the amounts that may be earned with respect to fiscal 2007 under the MIC Annual Bonus Program. The second row represents the amount that may be earned under the G2G Incentive Bonus Program with respect to the three year period ending September 30, 2007.

Outstanding Equity Awards at Fiscal Year-End
---------------------------------------------

     The following table sets forth information concerning stock options held by the Named Executive Officers at September 30, 2006:


                                         Option Awards

Name       Number       Number of    Equity       Option     Option
           of           Securities   Incentive    Exercise Expiration
           Securities   Underlying   Plan         Price      Date
           Underlying   Unexercised  Awards:        ($)
           Unexercised   Options     Number of
           Options         (#)       Securities
            (#)        Unexercisable Underlying
           Exercisable               Unexercised
                                     Unearnded
                                     Options (#)



John D.     337,500        --          --           4.86     5/6/2007
Baker II     29,532        --          --          10.17    12/5/2010
            33,750         --          --          14.27    12/4/2011
            33,750        6,750        --          17.51    12/3/2012
            33,750       13,500        --          25.69    12/2/2013
            22,500       13,500        --          37.83    11/30/2014
            15,000       12,000        --          51.67    12/6/2015


John D.    168,750         --          --          10.63     1/1/2011
Milton, Jr. 28,125         --          --          14.27    12/4/2011
            28,125        5,625        --          17.51    12/3/2012
            28,125       11,250        --          25.69    12/2/2013
            18,750       11,250        --          37.83    11/30/2014
            12,500       10,000        --          51.67    12/6/2015

Edward L.  337,500         --          --           4.86     5/6/2007
Baker       29,532         --          --          10.17    12/5/2010
            33,750         --          --          14.27    12/4/2011
            33,750        6,750        --          17.51    12/3/2012
            33,750       13,500        --          25.69    12/2/2013
            22,500       13,500        --          37.83    11/30/2014
            15,000       12,000        --          51.67    12/6/2015

Thompson S.      0         --          --           4.86     5/6/2007
Baker II    14,175         --          --          10.17    12/5/2010
            22,500         --          --          14.27    12/4/2011
            22,500        4,500        --          17.51    12/3/2012
            28,125       11,250        --          25.69    12/2/2013
            18,750       11,250        --          37.83    11/30/2014
            12,500       10,000        --          51.67    12/6/2015

George J.        0         --          --           4.86     5/6/2007
Hossenlopp  10,125         --          --          10.17    12/5/2010
            16,875         --          --          14.27    12/4/2011
            22,500        4,500        --          17.51    12/3/2012
            22,500        9,000        --          25.69    12/2/2013
            15,000        9,000        --          37.83    11/30/2014
            10,000        8,000        --          51.67    12/6/2015


(1) All information in this table relates to nonqualified stock options. The Company has not granted any incentive stock options or stock appreciation rights ("SARs").

(2) Options become exercisable in five equal installments each year beginning on the first anniversary of the grant date.

Option Exercises and Stock Vested
---------------------------------

     As reflected in the following table, during fiscal 2006 none of the Named Executive Officers exercised any stock options or became vested in any restricted stock:

                      Option Awards            Stock Awards
      Name        Number of     Value     Number of     Value
                   Shares     Realized      Shares     Realized
                  Acquired       on        Acquired   on Vesting
                 on Exercise  Exercise    on Vesting     ($)
                     (#)         ($)         (#)


John D. Baker II     --          --           --          --
John D. Milton,      --          --           --          --
Jr.
Edward L. Baker      --          --           --          --
Thompson S.          --          --           --          --
Baker II
George J.            --          --           --          --
Hossenlopp

Pension Benefits
-----------------

     The following table describes pension benefits to the Named
Executive Officers:

   Name      Plan Name    Number of     Present      Payments
                            Years       Value of   During Last
                           Credited   Accumulated  Fiscal Year
                           Service      Benefit        ($)
                             (#)       ($)(1)(2)


John D.       MSP Plan        --       3,861,435        --
Baker II
John D.      Individual       3         145,783         --
Milton,         Plan
Jr.(2)
Edward L.     MSP Plan        --       2,090,402        --
Baker
Thompson S.   MSP Plan        --       1,860,510        --
Baker
George        MSP Plan        --       1,649,886        --
Hossenlopp

(1) Our Management Security Plan (the "MSP Plan") provides the following benefits to certain officers and key employees (and their beneficiaries) upon retirement or death: (a) upon normal retirement on or after age 65, two times the Annual Benefit Level during the first year and the Annual Benefit Level in subsequent years until the latter of (i) the participant's death, or (ii) the 15th anniversary of retirement (or the earlier death of the designated beneficiary); and (b) upon death, two times the Annual Benefit Level during the first year and the Annual Benefit Level in subsequent years until the later of (i) the 15th anniversary of the participant's death or (ii) the date the participant would have turned 65 (or, in either case, the earlier death of the designated beneficiary).

(2)  The   annual  benefit  levels  are  equal  to  50%  of   the
     participating executive's base salary as of December 31, 2002. The annual benefit levels for participating named executive officers are: $275,000 for John D. Baker II; $237,500 for Edward L. Baker, $132,500 for Thompson S. Baker II; and $117,500 for George J. Hossenlopp. John D. Milton, Jr., is not eligible to participate in the MSP Plan. Accordingly, the Compensation Committee has approved a lump sum retirement payment to Mr. Milton (or his beneficiary) upon his retirement or his earlier death. The lump sum payment will be equal to $50,000 multiplied by the number of years from January 1, 2004 that Mr. Milton is employed with the Company, plus an interest accrual of 6.5% per year.

Nonqualifed Deferred Compensation
---------------------------------

     As reflected in the following table, none of the Named
Executive Officers receives any nonqualified deferred compensation:

    Name      Executive    Registrant   Aggregate  Aggregate   Aggregate
             Contributions Contributions Earnings Withdrawals/ Balance
             in Last FY    in Last FY    in Last  Distributions at Last
                ($)          ($)          FY ($)      ($)        FYE ($)


John D. Baker     --          --            --         --         --
II

John D.           --          --            --         --         --
Milton, Jr.

Edward L.         --          --            --         --         --
Baker

Thompson S.       --          --            --         --         --
Baker

George            --          --            --         --         --
Hossenlopp

      CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Relationships
-------------

     Four of our directors (Edward L. Baker, John D. Baker II, Thompson S. Baker II and Luke E. Fichthorn III) also are directors of Patriot Transportation Holding, Inc. ("Patriot"). The four directors beneficially own approximately 45.9% of the stock of Patriot and 25.6% of our stock.

Related Party Transactions
--------------------------

Joint Venture

     On October 4, 2006, we entered into a Joint Venture Agreement with a subsidiary of Patriot ("FRP"). The Joint Venture Agreement establishes a real estate joint venture to develop approximately 4,300 acres of land near Brooksville, Florida. Under the terms of the joint venture, FRP contributed its fee interest in approximately 3,500 acres that we leased from FRP under a long-term mining lease. We will continue to mine the property and pay royalties to FRP for as long as mining does not interfere with the development of the property.

      We contributed 553 acres that we owned as well as our leasehold interest in the 3,500 acres that we leased from FRP. We also contributed a 288 acre parcel that we recently acquired in contemplation of the development, and FRP reimbursed us for half of the acquisition cost (about $3 million) of that second parcel. We will jointly control the joint venture with FRP, and we will each have a mandatory obligation to fund additional capital contributions of up to $2 million. Distributions will also be made on a 50-50 basis.

      The property does not yet have the necessary entitlements for real estate development. Approval to develop real property in Florida entails an extensive entitlement process involving multiple and overlapping regulatory jurisdictions and the outcome is inherently uncertain. We expect that the entitlement process may take several years to complete.

      In connection with the Joint Venture, we also amended and extended certain lease agreements with FRP on our corporate headquarters in Jacksonville, Florida, and the Grandin, Astatula and Marion Sand mining properties, also in Florida.

Transportation and Leasing Services

     Patriot routinely hauls petroleum products, cement, construction aggregates and other products for us. Patriot has numerous hauling competitors at all terminal and plant sites and the rates charged are, accordingly, established by competitive conditions. We paid charges for transportation services to subsidiaries of Patriot totaling $1,976,000 in fiscal 2006.

     We also lease from FRP certain construction aggregates mining sites and other properties, including our principal offices. We paid rents and royalties to subsidiaries of Patriot totaling $6,345,000 in fiscal 2006.

Administrative Services

     We  provide  certain administrative and property  management
services  to  Patriot.   We charged Patriot  $191,000  for  these
services in fiscal 2006.

Consulting Arrangement

     Mr. Fichthorn provides us with financial consulting and other services on an ongoing basis for which he receives $60,000 per year.

Policies and Procedures
-----------------------

      The Corporate Governance and Nominating Committee of the Board of Directors is responsible for reviewing and approving all material transactions with any related party. However, in certain cases, transactions have been approved by a committee consisting of all Independent Directors. Related parties include any of our directors or executive officers, certain of our shareholders and their immediate family members. This obligation is set forth in writing in our Corporate Governance and Nominating Committee Charter. A copy of the Corporate Governance and Nominating Committee Charter is available at www.flarock.com under Investor Relations - Corporate Governance Documents.

     To identify related party transactions, each year, we submit and require our directors and officers to complete Director and Officer Questionnaires identifying any transactions with  us  in
which the officer or director or their family members have an interest. We review related party transactions due to the potential for a conflict of interest. A conflict of interest occurs when an individual's private interest interferes, or appears to interfere, in any way with our interests. Our Code of Business Conduct and Ethics requires all directors, officers and employees who may have a potential or apparent conflict of interest to immediately notify our General Counsel.

       We expect our directors, officers and employees to act and make decisions that are in our best interests and encourage them to avoid situations which present a conflict between our interests and their own personal interests. Our directors, officers and employees are prohibited from taking any action that may make it difficult for them to perform their duties, responsibilities and services to Florida Rock in an objective and fair manner. In addition, we are strictly prohibited from extending personal loans to, or guaranteeing the personal obligations of, any director or officer. Exceptions are only permitted in the reasonable discretion of the Board of Directors or the Corporate Governance and Nominating Committee.

     A copy of our Code of Business Conduct and Ethics is available at www.flarock.com under Investor Relations - Corporate
Governance Documents.

       COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table and notes set forth the beneficial ownership of our common stock by each person known by us to own beneficially more than 5% of the common stock of the Company.

NAME AND ADDRESS OF                AMOUNT AND NATURE
BENEFICIAL OWNER             OF BENEFICIAL OWNERSHIP      PERCENT OF
                                                               CLASS

Baker Holdings, LP                     11,050,080(1)           16.8%
Edward L. Baker                        1,420,180 (1)            2.1%
John D. Baker II                       3,884,378 (1)            5.9%
Cynthia L. Baker Trust                   375,000 (1)            0.6%
P.O. Box 4667
Jacksonville, FL 32201
                                      16,729,638 (1)           25.1%

  *  Less than 1%

(1) Edward L. Baker and John D. Baker II are the sole shareholders of the general partner of Baker Holdings, LP and as such have shared voting and dispositive power over the shares owned by the partnership. Edward L. Baker and John D. Baker II each have a pecuniary interest in 4,284,192 shares. See Common Stock Ownership By Directors and Executive Officers and the accompanying notes for additional information on shares beneficially owned by Edward L. Baker and John D. Baker II.

        COMMON STOCK OWNERSHIP BY DIRECTORS AND OFFICERS

     The following table and notes set forth the beneficial ownership of our common stock by each director and each non-director named in the Summary Compensation Table and by all officers and directors of the Company as a group as of October 31, 2006.

NAME AND ADDRESS OF      AMOUNT AND NATURE OF      PERCENT OF
 BENEFICIAL OWNER        BENEFICIAL OWNERSHIP(1)     CLASS

Edward L. Baker          8,373,568(2)(3)(4)(5)(6)    12.6%

John D. Baker II         8,356,070(2)(3)(5)(6)(7)

Thompson S. Baker II       212,591(8)                   *

A. R. Carpenter             51,699                      *

Robert P. Crozer             6,500                      *

John A. Delaney              8,580                      *

J. Dix Druce Jr.            16,051                      *

Luke E. Fichthorn III      146,957                      *

William P. Foley II          6,346                      *

Francis X. Knott            13,387                      *

George J. Hossenlopp        77,152                      *

John D. Milton Jr.         255,628                      *

Clarron E. Render          136,767                      *

William H. Walton III       11,257                      *

All Directors and
Officers as a group     18,098,137                   26.8%
(21 people)
*Less than 1%

(1) Except for shares noted in the footnotes below, the listed person has sole voting and investment power of shares listed by their name. The figures shown above include options to purchase the following number of shares that are exercisable within 60 days of October 31, 2006: Edward L. Baker - 460,032 shares, John
D. Baker II - 460,032 shares; Thompson S. Baker II - 81,550 shares; A.R. Carpenter - 9,000 shares; Robert P. Crozer - 6,500 shares; John A. Delaney - 7,500 shares; J. Dix Druce, Jr. - 9,000 shares; Luke E. Fichthorn III - 9,000 shares; William P. Foley II
- 5,500 shares; Francis X. Knott -- 8,000 shares; George Hossenlopp - 66,500 shares; John D. Milton, Jr. - 246,250 shares; Clarron E. Render - 76,175 shares; and William H. Walton III - 9,000 shares.

(2) Edward L. Baker and John D. Baker II are the sole shareholders (with shared voting power) of the general partner of Baker Holdings, LP, which owns 11,050,080 shares of our common stock. Each of them holds a pecuniary interest in 4,284,192 shares owned by Baker Holdings, LP, and each of them disclaims beneficial ownership of the shares owned by Baker Holdings, LP except to the extent of their pecuniary interest. In the table above, 4,284,192 of the shares owned by Baker Holdings, LP are included in the reported beneficial ownership of John D. Baker II, and the remaining 6,765,888 shares are included in the reported beneficial ownership of Edward L. Baker.

(3) Edward L. Baker and John D. Baker II are trustees (with shared voting power) and income beneficiaries of the Cynthia L. Baker Trust, which owns 375,000 shares of our common stock. In the table above, one-half of the shares (187,500 shares) owned by the Cynthia L. Baker Trust are included in the reported beneficial ownership of each of Edward L. Baker and John D. Baker II, who disclaim beneficial ownership except to the extent of their pecuniary interest.

(4) Includes 394,941 shares held in trust for the benefit of children of John D. Baker II as to which Edward L. Baker has sole voting power and sole investment power but as to which he disclaims beneficial ownership; 162,071 shares in the Profit
Sharing and Deferred Earnings Plan of the Company; and 13,603 shares held by the wife of Edward L. Baker as to which he disclaims any beneficial interest.

(5) Includes for John D. Baker II 135,000 shares held in a trust administered by an independent trustee for the benefit of his spouse and children. The beneficial ownership total shown for John D. Baker II does not include an aggregate of

394,941 shares held by certain trusts that are administered by Edward L. Baker, as trustee, for the benefit of Mr. Baker's children. Both Edward L. Baker and John D. Baker II disclaim beneficial ownership of these shares.

(6) The Thompson S. Baker Living Trust owns 5,832 shares, as to which Edward L. Baker and John D. Baker II have shared voting and dispositive powers. The table attributes to Edward Baker 1,944 shares as to which he has a pecuniary interest and an additional 1,944 shares in which another person has a pecuniary interest. The remaining 1,944 shares in which John D. Baker II has a pecuniary interest are included in the shares shown for John D. Baker II.

(7) Includes 517,657 shares owned by his wife's living trust as to which John D. Baker II disclaims any beneficial interest.

(8) Includes 27,648 shares owned by the wife and three minor children of Thompson S. Baker II, as to which Thompson S. Baker
II disclaims any beneficial interest.

                     AUDIT COMMITTEE REPORT

     The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

     In this context, the Committee has met and held discussions with management and the independent registered public accounting firm regarding the fair and complete presentation of the Company's results and the assessment of the Company's internal control over financial reporting. The Audit Committee has discussed significant accounting policies applied by the Company in its financial statements, as well as alternative treatments. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Communications With Audit Committees).

     In  addition,  the  Audit Committee has discussed  with  the independent registered public accounting firm the auditor's independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees). The Audit Committee also has considered whether the independent registered public accounting firm's provision of non-audit services to the Company is compatible with the auditor's independence. The Audit Committee has concluded that the independent registered public accounting firm is independent from the Company and its management.

     The Audit Committee reviewed and discussed Company policies with respect to risk assessment and risk management.

     The Audit Committee discussed with the Company's internal auditor and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit
Committee met with the internal auditor and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended September 30, 2006, for filing with the Securities and Exchange Commission. The Committee has selected KPMG LLP as the Company's independent registered public accounting firm for fiscal 2007.

     Submitted by:                 J. Dix Druce, Jr., Chairman
                                   A.R. Carpenter
                                   John A. Delaney

                                   Members of the Audit Committee

      The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Audit Committee Report by reference therein.

                     ADDITIONAL INFORMATION

Shareholder Proposals for the 2008 Annual Meeting

   If you would like to submit a proposal for inclusion in the company's 2008 Proxy Statement, please note that our Corporate Secretary must receive it on or before August 29, 2007. Proposals not received by that date will not be eligible for inclusion in the Proxy Statement. The inclusion of any proposal will be subject to the applicable rules of the Securities and Exchange Commission.

   The Company may solicit proxies in connection with next year's annual meeting which confer discretionary authority to vote on any shareholder proposals of which the Company does not receive notice by November 12, 2007.

 Matters Raised at the Meeting not Included in this Statement

      We  do  not  know of any matters to be acted  upon  at  the
meeting  other  than those discussed in this statement.   If  any
other matter is presented, proxy holders will vote on the matter in their discretion.

Solicitation

     Florida Rock is soliciting this proxy on behalf of its Board of Directors. This solicitation is being made by mail, but also may be made by telephone or in person.

Shareholder List

      A shareholder list will be available for your examination during normal business hours at 155 E. 21st Street, Jacksonville, Florida 32206, at least ten days prior to the annual meeting and will also be available for examination at the annual meeting.

Revocability of Proxy

     You may revoke the enclosed proxy by filing a written notice of revocation with Florida Rock or by submitting another executed proxy that is dated later.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, as well as beneficial owners of 10% or more of our outstanding common stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission, The New York Stock Exchange and the Company. Based on a review of our records, we believe that all of such reports were filed on a timely basis.

Additional Company Documents

Our website, www.flarock.com, includes copies of (i) our Annual Report on Form 10-K, including the Financial Statements and Financial Schedules, (ii) our Corporate Governance Guidelines,
(iii) the Charters of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee, and (iv) our Code of Business Conduct and Ethics. Shareholders may receive copies of these documents without charge by writing to the Treasurer at Post Office Box 4667, Jacksonville, Florida 32201.

                              BY ORDER OF THE BOARD OF DIRECTORS


December 27, 2006                       Barbara C. Johnston
                                             Secretary





            PLEASE RETURN THE ENCLOSED FORM OF PROXY,
          DATED AND SIGNED, IN THE ENCLOSED ADDRESSED
              ENVELOPE, WHICH REQUIRES NO POSTAGE.

                             ANNEX A

                  FLORIDA ROCK INDUSTRIES, INC.
                 STANDARDS OF BOARD INDEPENDENCE
                 -------------------------------

      As used in these Standards of Board Independence, the term the "Company" includes Florida Rock Industries, Inc. and any of its subsidiaries. The term "immediate family member" includes the director's spouse, parents, children, siblings, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law, sisters-in-law and any other person (other than domestic employees) who shares the director's home.

      The following standards will apply in determining whether a director is an independent director for all purposes other than service on the Company's Audit Committee:

     1. Disqualification. A director will not be considered an independent director under any circumstances if:

      A. The director is or was employed by, or any immediate family member of the director is or was an executive officer of, the Company at any time during the previous 3-year period;

      B. The director or any of his or her immediate family members receives or has received at any time during the previous 3-year period more than $100,000 in direct compensation from the Company, other than fees for service on the Board of Directors or any committee of the Board of Directors and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

      C. The director is or has been at any time during the previous 3-year period affiliated with or employed by, or has an immediate family member who is or has been at any time during the previous 3-year period affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company;

      D. The director or any of his or her immediate family members is or has been, at any time during the previous 3-year period, a part of an interlocking directorate in which an executive officer of the Company serves or served on the compensation committee of another company that employs the director or his or her immediate family member, as applicable; or

      E. The director is or has been at any time during the previous 3-year period an executive officer or employee, or has an immediate family member who is or has been at any time during the previous 3-year period an executive officer, of a company that either makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of (A) $1,000,000 or (B) 2% of such other company's consolidated gross revenues.

     2. Board Determination. A director will not be considered an independent director unless the Board of Directors makes an affirmative determination that the director, either directly or as a partner, shareholder or officer of any organization that has a relationship with the Company, has no "material relationship" with the Company.

      A. For purposes of determining whether a director has a "material relationship" with the Company, the Board of Directors will consider all relevant facts and circumstances. "Material relationships" can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships (among others).

      B. For purposes of determining whether a director has a "material relationship" with the Company, a director will not be considered to have a "material relationship" with the Company solely by virtue of the fact that:

          (i)   the  director,  or any of his  or  her  immediate
     family   members,   receives  consulting   fees   or   other
     compensation from the Company not in excess of $100,000 per year; or

          (ii) the director, or any of his or her immediate family members, formerly served in public office, and in connection with such public service, received campaign contributions from the Company or any of its affiliates within the limits prescribed by all applicable laws; or

          (iii) the director, or any of his or her immediate family members, serves on the Board of Directors of any company on which another director of the Company serves as a director, employee or contractor; or

          (iv) the director, or any of his or her immediate family members, serves on the Board of Directors of Patriot
     Transportation Holding, Inc.

Notwithstanding the foregoing, in the event that any director, or any of his or her immediate family members, has relationships that fall within two (2) or more of the foregoing categorical standards, the Board shall consider the materiality of all such relationships, in the aggregate, to determine whether such director is independent.

     C. The Company will disclose the categorical standards set forth herein for the Board's determination of the independence of any director in the Company's annual proxy statement. If the Board makes a determination that any director who does not meet these categorical standards is "independent," the Company will disclose the basis of the Board's determination in the Company's annual proxy statement.

                  FLORIDA ROCK INDUSTRIES, INC.
             PROXY SOLICITED BY BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS CALLED FOR FEBRUARY 7, 2007

     The undersigned hereby appoints Edward L. Baker and John D. Baker II, or either of them, the attorneys, agents and proxies of the undersigned with full power of substitution to vote all the shares of common stock of Florida Rock Industries, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the offices of the Company, 155 East 21st Street, Jacksonville, Florida on February 7, 2007 at 9 o'clock in the morning, and all adjournments thereof, with all the powers the undersigned would possess if then and there personally present. Without limiting the general authorization and power hereby given, the above proxies are directed to vote as instructed on the matters below:

1.   The election of the following director nominees: Thompson S.
Baker  II, John A. Delaney, Luke E. Fichthorn III and Francis  X.
Knott to serve for a three-year term.

     / /  FOR the nominees listed   /  /   WITHHOLD AUTHORITY
          above (except as marked  to vote for all nominees
          to the contrary below)   listed above



     To  withhold  authority to vote for any individual  nominee, write that nominee's name in the space provided.
_________________________________________________________________


2.    The ratification of the Audit Committee's selection of KPMG
LLP as the Company's independent registered public accounting firm (auditors) for fiscal 2007.

  /  /   FOR  approval   / /  AGAINST  approval  /  /  ABSTAIN

3. To transact such other business as may properly come before the meeting or any adjournments thereof.

           (Continued and to be signed on other side)
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
     Shares represented by properly executed and returned proxies will be voted at the meeting in accordance with the directions of the undersigned shareholder, or, if no directions are indicated, will be voted in favor of the election of the nominees proposed in this proxy statement and for ratification of KPMG LLP as the Company's independent registered public accounting firm
(auditors) for 2007 and, if any other matters properly come before the meeting, in accordance with the best judgment of the persons designated as proxies.

     The undersigned hereby revokes any proxy heretofore given with respect to said stock, acknowledges receipt of the Notice and the Proxy Statement for the meeting accompanying this proxy, each dated _____________, 2006, and authorizes and confirms all that the said proxies or their substitutes, or any of them, may do by virtue hereof.



Dated:______________________________________________



Signature: ______________________________________________


Signature if Held Jointly: ______________________________



                              IMPORTANT:  Please date this  proxy
                              and  sign exactly as your  name  or
                              names  appear(s)  hereon.   If  the
                              stock  is  held jointly, signatures
                              should    include    both    names.
                              Personal representatives, trustees,
                              guardians and others signing  in  a
                              representative capacity should give
                              full  title.   If  you  attend  the
                              meeting  you  may,  if  you   wish,
                              withdraw  your proxy  and  vote  in
                              person.



       PLEASE RETURN PROMPTLY IN THE ACCOMPANYING ENVELOPE